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                                                                      Exhibit 16


                        [Arthur Andersen LLP Letterhead]



May 28, 2002



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Dear Sir/Madam:

We have read Item 4, paragraphs 2 and 3, included in the Form 8-K dated May 28, 2002 of Alaska Air Group, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP
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Arthur Andersen LLP

Cc:  Bradley D. Tilden
     Executive Vice President-Finance and Chief Financial Officer
     Alaska Air Group, Inc